EXHIBIT 32.1


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Emerge Capital Corp. (the "Company") on Form 10-QSB for the quarterly period ended March 31, 2006 as filed with the U.S. Securities and Exchange Commission (the "SEC") on the date hereof (the "Report"), the undersigned, in the capacities and on the date indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934,as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.


Date:  May 22, 2006                             By:      -----------------------
                                                Name:    Timothy J Connolly
                                                Title:   Chief Executive Officer



A signed original of this written statement required by Section 906, or other document authentications, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Emerge Capital Corp. and will be retained Emerge Capital Corp. and furnished to the SEC or its staff upon request.